Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants Declaration of Trust or By-laws

Amended Schedule A dated May 18, 2015 to the Amended and Restated Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 17 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 18, 2015
 (Accession No. 0001193125-15-191165).

Amended Schedule A dated August 5, 2015 to the Amended and
Restated Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 22 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 14, 2015
 (Accession No. 0001193125-15-291934).